Exhibit 10.1

AMENDMENT TO STOCK OPTION AGREEMENTS

THIS SECOND AMENDMENT TO STOCK OPTION AGREEMENTS ("Second Amendment") is entered into effective as of April 30, 2005 by and between LabOne, Inc., a Missouri corporation with its principal place of business at 10101 Renner Boulevard in Lenexa, Kansas ("LabOne") and John W. McCarty ("Optionee").

WITNESSETH:

WHEREAS, LabOne and Optionee are parties to certain Stock Option Agreements dated March 31, 2000, January 1, 2002, February 27, 2002, May 27, 2002, January 1, 2003 and June 28, 2004 (collectively, the "Option Agreements") which were entered into pursuant to LabOne's 1997 and 2001 Long-Term Incentive Plans; and

WHEREAS, LabOne and Optionee entered into a September 2, 2004 Transition Services Agreement, as amended on March 1, 2005 and April 30, 2005 ("Transition Services Agreement") which sets forth the terms of Optionee's resignation from LabOne and the orderly transition of Optionee's duties to his successor; and

WHEREAS, in connection with the Transition Services Agreement, LabOne and Optionee entered into an Amendment to Stock Option Agreements ("First Amendment") on September 2, 2004; and

WHEREAS, LabOne and Optionee now desire to further amend the Stock Option Agreements to bring the Stock Option Agreements into conformity with the April 30, 2005 amendment to the Transition Services Agreement.

NOW THEREFORE, in consideration of the mutual agreements contained herein and in the Transition Services Agreement, LabOne and Optionee agree as follows:

1. Superseded First Amendment. LabOne This Second Amendment hereby supersedes and replaces the First Amendment in its entirety. LabOne and Optionee agree that the First Amendment shall be of no further force or effect.

1. Amendment of May 27, 2002 Option Agreement. LabOne LabOne and Optionee agree that the May 27, 2002 Option Agreement is hereby amended as follows:

(a) With respect to Optionee's LabOne stock option for 20,000 shares that was scheduled to vest on May 27, 2006, 10,000 of the shares subject to such stock option ("Accelerated Vesting Option") shall vest on the "Resignation Effective Date" (as that term is defined in, and established in accordance with, the Transition Services Agreement). Subsection 3(a) of the May 27, 2002 Option Agreement is amended to reflect the foregoing.

(b) Section 4 and Subsection 5(b) of the May 27, 2002 Option Agreement are further amended to provide that:

i. Optionee may not exercise the Accelerated Vesting Option prior to the anniversary of the Resignation Effective Date, and such right to exercise shall continue thereafter for 180 days; and

ii. If LabOne undergoes a "Change of Control" (as that term is defined in the May 27, 2002 Option Agreement), Optionee may exercise the Accelerated Vesting Option prior to the anniversary of the Resignation Effective Date in accordance with the terms of the Option Agreement; and

iii. If Optionee fails to comply with the terms and conditions of the Transition Services Agreement, including the post-termination obligations of Optionee described in the Transition Services Agreement and Optionee's February 28, 2000 LabOne Employment Agreement, the Accelerated Vesting Option shall be automatically cancelled and of no further force or effect; and

iv. Except as provided in Subsection 2(b)(i) of this Second Amendment with respect to Accelerated Vesting Option, Optionee shall have 180 days following the Resignation Effective Date to exercise his options that are then vested under the May 27, 2002 Option Agreement.

3. Amendment of March 31, 2000, January 1, 2002, February 27, 2002, January 1, 2003 and June 28, 2004 Option Agreements. LabOne and Optionee agree that the March 31, 2000, January 1, 2002, February 27, 2002, January 1, 2003 and June 28, 2004 Option Agreements are hereby amended to increase the period of time for Optionee to exercise his options that are vested on his date of termination, upon the terms and conditions set forth in such Option Agreements, from 90 days following the date of termination to 180 days following the date of termination.

4. Exercise of Options; Sale of Shares. All transactions involving LabOne stock or interests therein shall remain subject to applicable State and Federal securities laws and regulations and LabOne plans, policies and procedures, including but not limited to applicable LabOne Long-Term Incentive Plans which shall be incorporated into this Amendment by reference. In the event of a conflict between the applicable Long-Term Incentive Plan and this Amendment, the provisions of the applicable Long-Term Incentive Plan shall govern.

5. Binding Effect; Governing Law. Except as specifically modified by this Amendment, all other terms and conditions of the Option Agreements shall remain in full force and effect. This Amendment shall be governed by and shall be construed, enforced and administered in accordance with, the laws of the State of Missouri, except to the extent that such laws may be superseded by any federal law.

IN WITNESS WHEREOF, LabOne, Inc. has caused this Second Amendment to be executed in its corporate name, and the Optionee has executed the same in evidence of the Optionee's acceptance hereof, upon the terms and conditions herein set forth, as of the day and year first above written.

LABONE, INC.

By:________________________________

Its:_________________________________

____________________________________

Optionee